Exhibit 10.54
AMENDMENT AGREEMENT
This AMENDMENT AGREEMENT (the “Agreement”) dated as of this 26th day of April, 2006, by and among PENNICHUCK CORPORATION, a New Hampshire corporation with a principal place of business at 25 Manchester Street, Merrimack, New Hampshire 03054 (“PC” or the “Borrower”), PENNICHUCK WATER WORKS, INC., a New Hampshire corporation with a principal place of business at 25 Manchester Street, Merrimack, New Hampshire 03054 (“PWW” or the “Guarantor”) and BANK OF AMERICA, N.A. (successor by merger to FLEET NATIONAL BANK), a national bank organized under the laws of the United States with a place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the “Bank”).
WITNESSETH
WHEREAS, pursuant to the terms of a certain Loan Agreement between the Borrower, the Guarantor and the Bank dated March 22, 2005, as amended (the “Loan Agreement”) and certain loan documents referenced therein or contemplated thereby (collectively the “Loan Documents”), the Bank has made a certain $16,000,000 line of credit loan to the Borrower (the “Line of Credit”) (the Line of Credit is on occasion also referred to as a “Loan”); and
WHEREAS, the Borrower has requested and the Bank has agreed to, among other things, (i) modify certain financial covenants; and (ii) amend the Loan Documents in certain other respects.
NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate, and agree as follows:
1. Representations and Warranties of the Borrower and the Guarantor. Each of the Borrower and the Guarantor represent and warrant to the Bank as follows:
(a) The representations, warranties and covenants of each of the Borrower and the Guarantor made in the Loan Documents, as each may hereinafter be amended or modified, remain true and accurate and are hereby reaffirmed as of the date hereof.
(b) Each of the Borrower and the Guarantor has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents, as each may hereinafter be amended or modified, and no event of default exists thereunder.
(c) Each of the Borrower and the Guarantor is a corporation duly organized, qualified, and existing in good standing under the laws of the State of New Hampshire and in all other jurisdictions in which the character of the property owned or the nature of the existing business conducted by such Borrower or Guarantor require its qualification as a foreign corporation.

(d) The execution, delivery, and performance of this Agreement and the documents relating hereto (the “Amendment Documents”) are within the power of each of the Borrower and the Guarantor and are not in contravention of law, either the Borrower’s or the Guarantor’s Articles of Incorporation, By-Laws, or the terms of any other documents, agreements, or undertaking to which either the Borrower or the Guarantor is a party or by which either the Borrower or the Guarantor is bound. No approval of any person, corporation, governmental body, or other entity not provided herewith is a prerequisite to the execution, delivery, and performance by the Borrower and the Guarantor or any of the documents submitted to the Bank in connection with the Amendment Documents to ensure the validity or enforceability thereof, or upon execution by the Bank to ensure the validity or enforceability thereof.
(e) When executed on behalf of the Borrower and the Guarantor, the Amendment Documents will constitute a legally binding obligation of the Borrower and the Guarantor, enforceable in accordance with their terms; provided, that the enforceability of any provisions in the Amendment Documents, or of any rights granted to the Bank pursuant thereto may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Amendment Documents is subject to general principles of equity.
2. Amendment To Loan Agreement. The Loan Agreement shall be amended as follows:
(a) The Fleet Automated Credit Sweep Agreement dated March 22, 2005 between PC and the Bank is hereby terminated. Simultaneously with the execution hereof, the Borrower and Bank will enter into the AutoBorrow Agreement in the form attached hereto as Exhibit A. Section 5.15 of Article V of the Agreement is hereby amended by adding the following to the end thereof:
“The Borrower and the Bank hereby agree that the terms of a certain AutoBorrow Agreement between the Borrower and the Bank dated April  , 2006, as amended from time to time, are incorporated by reference into the terms of the an Agreement and any promissory note evidencing advances made under the said Line of Credit, as each such document may be amended, extended, renewed or replaced by a written instrument executed by the applicable parties; provided, however, with respect to any an under the “AutoBorrow” program, the LIBOR Rate based option is not available, and all interest thereunder shall accrue based upon the Prime Rate plus the Prime Applicable Margin.”
(b) Section 5.18(b) of Article V of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
“(b) Tangible Net Worth. Maintain on a consolidated basis Tangible Net Worth equal to at least $40,000,000 plus new equity issuance after December 31, 2005, if any. Tangible Net Worth is stockholders’ equity less intangible assets.”
(c) The Loan Agreement and all Loan Documents are hereby generally amended to reflect that Bank of America, N.A. is successor by merger to Fleet National Bank and all references therein are hereby changed accordingly.

3. Ratification of the Guaranty Agreement. Reference is hereby made to the Guaranty Agreement dated March 22, 2005 from the Guarantor to the Bank, as amended (the “Guaranty Agreement”). The Guarantor hereby ratifies and confirms its guaranty under the Guaranty Agreement as of the date hereof. The Guarantor hereby acknowledges that his obligations under the Guaranty Agreement shall apply to the Line of Credit Note, the Line of Credit and the Swap Agreement and that all amounts advanced or to be advanced thereunder shall be Guaranteed Obligations (as such teen is defined in the Guaranty Agreement) for which the Guarantor shall be liable under the Guaranty Agreement.
Conditions Precedent. The obligations of the Bank hereunder are subject to fulfillment of the following conditions precedent:
(a) The Borrower and the Guarantor shall execute and deliver to the Bank this Agreement and the Amendment Documents.
(b) The Bank shall have received (i) certified copies of instruments evidencing all corporate action taken by the Borrower and the Guarantor to authorize the execution and delivery of this Agreement and the Amendment Documents and (ii) such other documents, legal opinions, papers and information as the Bank shall reasonably require including all items listed on the Closing Agenda attached hereto as Exhibit B.
(c) The Borrower shall pay the Bank a fee of $1,000 at or prior to closing which fee shall also be for the amendment to the loan documents related to the $4,500,000 line of credit from the Bank to PC which shall close simultaneously herewith.
5. Future References. All references to the Loan Documents shall hereafter refer to such documents, as amended and shall expressly include, without limitation, this Agreement and all other Amendment Documents.
6. Loan Documents. The Borrower shall deliver this Agreement to the Bank and this Agreement shall be included in the term “the Loan Documents” in the Loan Agreement. The Loan Documents, and the collateral granted to the Bank therein, shall secure the Loan (as defined in the Loan Agreement) made pursuant to the Loan Agreement, as amended, and the payment and performance of the Line of Credit, as amended.
7. Continuing Effect. The provisions of the an Loan Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

8. General.
(a) The Borrower shall execute and deliver such additional documents and do such other acts as the Bank may reasonably require to implement the intent of this Agreement fully.
(b) The Borrower shall pay all costs and expenses, including, but not limited to, reasonable attorneys‘ fees incurred by the Bank in connection with this Agreement. The Bank, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the highest rate provided in the Note, as amended.
(c) This Agreement may be. executed in several counterparts by the Borrower, the Guarantor and the Bank, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BANK OF AMERICA, N.A.

/s/ Paula Belanger	By:	/s/ Kenneth R. Sheldon

Witness		Kenneth R. Sheldon, Its Duly Authorized Senior Vice President

PENNICHUCK CORPORATION

/s/ Jessica A. Nyland	By:	/s/ William D. Patterson

Witness		William D. Patterson Authorized Sr. Vice President, Treasurer And Chief Financial Officer

PENNICHUCK WATER WORKS, INC.

/s/ Jessica A. Nyland	By:	/s/ William D. Patterson

Witness		William D. Patterson Authorized Sr. Vice President, Treasurer And Chief Financial Officer
STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH
The foregoing instrument was acknowledged before me this  _____  day of April, 2006, by Kenneth R. Sheldon, duly authorized Senior Vice President of Bank of America, NA., a national bank organized under the laws of the United States, on behalf of the same.

Justice of the Peace/Notary Public
My Commission Expires: Notary Seal

STATE OF NEW HAMPSHIRE
COUNTY OF MERRIMAC
The foregoing instrument was acknowledged before me this 26th day of April, 2006, by William D. Patterson, duly authorized Vice President, Treasurer and Chief Financial Officer of PENNICHUCK WATER WORKS, INC., a New Hampshire corporation, on behalf of the same.

/s/ Jessica A. Nylund
Notary Public
My Commission Expires: Notary Seal
JESSICA A. NYLUND, Notary Public
My Commission Expires December 5, 2006
STATE OF NEW HAMPSHIRE
COUNTY OF MERRIMACK
The foregoing instrument was acknowledged before me this 26th day of April, 2006, by William D. Patterson, duly authorized Vice President, Treasurer and Chief Financial Officer of PENNICHUCK WATER WORKS, INC., a New Hampshire corporation, on behalf of the same.

/s/ Jessica A. Nylund
Notary Public
My Commission Expires: Notary Seal
JESSICA A. NYLUND, Notary Public
My Commission Expires December 5, 2006